Exhibit 16.1

March 12, 2008

Office of the Chief Accountant,

Division of Corporation Finance

100 F Street NE

Washington, DC 20549-7561

Re:	Pipeline Data Inc.
Commission File Number 333-121840

Dear Sirs:

We have read Item 4.02 of the Form 8-K/A, dated November 28, 2007 being filed by Pipeline Data, Inc. and are in agreement with the statements contained in the fifth paragraph therein. We have no basis to agree or disagree with the other statements made therein.

Drakeford & Drakeford, LLC

New York, New York